KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721
Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-271045) on Form S-8 of our report dated March 5, 2024, with respect to the consolidated financial statements of TXO Partners L.P.

Dallas, Texas
March 5, 2024